SUPPLEMENT

(To Prospectus Dated September 10, 1997 and
 Prospectus Supplement Dated January 30, 1998)


                       FIRSTPLUS INVESTMENT CORPORATION
                                   (Seller)
                          FIRSTPLUS FINANCIAL, INC.
                          (Transferor and Servicer)
                    FIRSTPLUS HOME LOAN OWNER TRUST 1998-1
                                 ___________


     Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus Supplement dated January 30, 1998 (the "Prospectus Supplement").

     The table captioned "Default Data" under "The Transferor and Servicer -- Servicing Experience -- Delinquency Experience" on page S-23 of the Prospectus Supplement is hereby deleted in its entirety and replaced with the following table:

DEFAULT DATA:
------------

                                                          THREE MONTHS ENDED
                                -------------------------------------------------------------------
                                December 31,   March 31,   June 30,   September 30,    December 31,
                                    1996          1997        1997         1997             1997
Defaults as a percentage of
the average Serviced Loan
Portfolio (2). . . . . . . .       0.35%         0.31%       0.35%        0.39%            0.44%

_____________________
(2) The average Serviced Loan Portfolio is calculated by adding the beginning and ending balances for the period presented and dividing the sum by two.


     Each percentage set forth above was calculated by adding the principal amounts of all loans in the Servicer's portfolio that were defaulted during the applicable three-month period and dividing such sum by the average
Serviced   Loan  Portfolio  (determined   as  described  in   the  Prospectus
Supplement).

               The date of this Supplement is February 9, 1998